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Exhibit 99.1

FOR IMMEDIATE RELEASE

THE COCA-COLA COMPANY AND COCA-COLA ENTERPRISES

STRATEGICALLY ADVANCE AND STRENGTHEN THEIR PARTNERSHIP

The Coca-Cola Company to Acquire CCE's North American Bottling Business

CCE Has Agreed in Principle to Buy The Coca-Cola Company's Bottling Operations
in Norway and Sweden, and to Obtain the Right to Acquire the German Bottler

  •
  Advancement fully aligns with the Coca-Cola system's 2020 Vision and drives long-term value for all shareowners.

  •
  Evolves The Coca-Cola Company's North American business to more profitably deliver the world's greatest brands in the largest NARTD profit pool in the world.

  •
  CCE shareowners will benefit from the improved financial growth profile and expansion of the Western European business.

  •
  The Coca-Cola Company will generate immediate efficiencies with expected operational synergies of $350 million over four years, and the transactions, which are substantially cashless, are expected to be accretive to EPS on a fully diluted basis by 2012.

  •
  CCE shareowners to exchange each CCE share for a share in a new CCE, focused solely on Europe, and $10 per share in cash at closing.

        ATLANTA, Feb.25, 2010—The Coca-Cola Company (NYSE: KO) and Coca-Cola Enterprises Inc. (NYSE: CCE) announce that they have entered into agreements that will strategically advance the Coca-Cola system in North America and drive long-term value for all shareholders. In addition, the parties have an agreement in principle to expand CCE's European business.

        "Our 2020 Vision calls for decisive and timely action to continuously improve and evolve our global franchise system to best serve our customers and consumers everywhere. Consistent with the 2020 Vision, our roadmap for winning together, we act today as an aligned system," said The Coca-Cola Company's Chairman and Chief Executive Officer Muhtar Kent. "We are not acquiring CCE, rather we are acquiring their North American operations, and they remain one of our key bottling partners with world-class management, financial and operational capabilities. We have a strong and unrelenting belief in our unique and thriving global bottling system. Our new North American structure will create an unparalleled combination of businesses, which will serve as our passport to winning in the world's largest nonalcoholic ready-to-drink profit pool. This transaction offers compelling value to both The Coca-Cola Company and CCE shareowners and will create substantial and sustainable benefits for both companies' stakeholders."

        Mr. Kent continued, "Our North American business structure has remained essentially the same since CCE was founded in 1986, while the market and industry have changed dramatically. With this transaction, we are converting passive capital into active capital, giving us direct control over our investment in North America to accelerate growth and drive long-term profitability. We will work closely with our bottling partners to create an evolved franchise system for the unique needs of the North American market. Additionally, we will reconfigure our manufacturing, supply chain and logistics operations to achieve cost reductions over time. Importantly, the creation of a unified operating system will strategically position us to better market and distribute North America's brands. At the same time, in Europe, we are further strengthening our franchise system to provide broader, contiguous geographic coverage and optimizing our marketing and distribution leadership."

        CCE's Chairman and Chief Executive Officer John Brock said, "This transformation creates significant near-term shareowner value through the sale of the North American business for fair value, delivering over $4 billion in cash to CCE shareowners, through cash distributions and planned share repurchases. At the same time, this enables our shareowners to retain equity in a sales and distribution company with an improved growth profile. In the future, CCE shareowners will also benefit from the expansion of our European business and our improved financial flexibility."

        Mr. Brock added, "CCE remains the preeminent Western European bottler and a key strategic partner with The Coca-Cola Company. Our European business serves an attractive market with growing volumes and profit driven by rising per capita consumption. As such, CCE will have an improved profile with enhanced revenue, margins and EPS growth prospects. Together with The Coca-Cola Company, we will continue to improve the effectiveness of our operations in our expanded presence in Europe. These actions strengthen our ability to compete effectively and sustainably in Europe and represent the beginning of an exciting new era of long-term growth for CCE's business and shareowners."

        Mr. Kent concluded, "This is a truly historic day for the Coca-Cola system. As the world's leading beverage Company, we are very excited about the vast opportunities before us and I can say with confidence there is no better business to be in. Over the next several years, the nearly $650 billion dollar global nonalcoholic ready-to-drink beverage industry is expected to grow faster than worldwide GDP and we are best positioned to capitalize on this enormous industry opportunity in North America and Europe. These joint actions further reinforce our confidence in achieving our 2020 Vision to more than double system revenue and double servings to over 3 billion per day. With our system more aligned than ever, the timing is right, and we believe that these actions will usher in a new era of winning for our Coca-Cola system."

Details of the Transactions

        The Coca-Cola Company, in a substantially cashless transaction, will acquire CCE's entire North American business, which consists of approximately 75 percent of U.S. bottler-delivered volume and almost 100 percent of Canadian bottler-delivered volume. At the close of the transaction, The Coca-Cola Company will have direct control over approximately 90 percent of the total North America volume, including its current direct businesses. The Coca-Cola Company's acquisition of the assets and liabilities of CCE's North American Business includes consideration of The Coca-Cola Company's current 34 percent equity ownership in CCE, valued at $3.4 billion, based upon a thirty day trailing average as of February 24, 2010. In addition, consideration includes the assumption of $8.88 billion of CCE debt and all of the North American assets and liabilities—including CCE's accumulated benefits obligation for North America of $580 million as of December 31, 2009, and certain other one-time costs and benefits.

        In a concurrent agreement, The Coca-Cola Company and CCE have agreed in principle that CCE will buy The Coca-Cola Company's bottling operations in Norway and Sweden for $822 million, subject to the signing of definitive agreements, and that CCE will have the right to acquire The Coca-Cola Company's 83 percent equity stake in its German bottling operations 18 to 36 months after closing for fair value.

        A new entity, which will retain the name Coca-Cola Enterprises Inc., will be created through a split-off that will hold CCE's European businesses. CCE's public shareowners will exchange each existing CCE share for a share in the new entity and will hold 100 percent of this new entity.

        CCE will provide its shareowners, excluding The Coca-Cola Company, with a special one-time cash payment of $10 per share. In connection with the transactions, CCE expects to raise initial debt financing of up to 3.0x EBITDA to pay shareowners $10 per share in cash at closing, to acquire the Norway and Sweden bottlers and to fund the expected share repurchase program. Following completion of the transaction, it is expected that CCE will adopt a program to repurchase up to approximately $1 billion of shares and a policy of paying an expected annual dividend of $0.50 per share subject to the discretion of CCE's Board of Directors and its consideration of various factors.

        The Coca-Cola Company and CCE expect the transactions to close in the fourth quarter of 2010.

About CCR-USA and CCRC

        At the close, The Coca-Cola Company will rename the sales and operational elements of the North American businesses Coca-Cola Refreshments USA, Inc. ("CCR-USA") and Coca-Cola Refreshments Canada, Ltd. ("CCRC"), which will be wholly-owned subsidiaries of The Coca-Cola Company. Following the close, The Coca-Cola Company will combine the Foodservice business, The Minute Maid Company, the Supply Chain organization, including finished product operations, and our company-owned bottling operations in Philadelphia with CCE's North American business to form CCR-USA and CCRC. In the U.S., CCR-USA will be organized as a unified operating entity with distinct capabilities to include supply chain and logistics, sales and customer service operations. In Canada, CCRC will be a single dedicated production, marketing, sales and distribution organization. The Coca-Cola Company's remaining North American operation will continue to be responsible for brand marketing and franchise support. Details regarding the structure, leadership and integration plans will be forthcoming.

        Once completed, the transactions are expected to generate operational synergies of approximately $350 million over four years for The Coca-Cola Company and are expected to be accretive to EPS on a fully diluted basis by 2012. Further, in North America, this will generate system synergies that will increase the growth rate and cash flow on a pro forma basis over time. Pro forma for this acquisition, the North American business, including CCR-USA and CCRC, would have generated approximately $19.2 billion in revenues and $3.6 billion of EBITDA in 2009.

The Coca-Cola Company 2010 Outlook

        As a result of these agreements, The Coca-Cola Company has not made any share repurchases during the current fiscal year and will continue to be out of the market until the close of these transactions. However, the Company remains committed to repurchasing $1.5 billion in 2010.

About new CCE

        CCE will be The Coca-Cola Company's strategic bottling partner in Western Europe and the third-largest independent bottler globally. Reflecting CCE's position as The Coca-Cola Company's strategic bottling partner in Western Europe, the companies will enter into a 10+10 year bottling agreement and a 5-year incidence pricing agreement. Pro forma, including the contributions of Norway and Sweden, CCE would have generated approximately $7.3 billion in revenues, $850 million in operating income, and $1.2 billion of EBITDA in 2009.

        At closing, before planned share repurchases, CCE expects to have net debt of approximately $2 billion. Immediately after closing and before share repurchase, CCE is expected to have approximately 350-360 million outstanding shares on a fully diluted basis, substantially comparable to the publicly owned shares of CCE today.

        Shortly after closing, the Board of CCE is expected to announce a planned share repurchase program of approximately $1 billion and an initial annual dividend of $0.50 per share. Payment of cash dividends and stock repurchases by CCE will be at the discretion of CCE's Board of Directors in accordance with applicable law after taking into account various factors, including, but not limited to, CCE's financial condition, operating results, current and anticipated cash needs and plans for growth. Therefore, no assurance can be given that CCE will pay any dividends to its shareowners or make share repurchases, and no assurance can be given to the amount of any such dividends or share repurchases if CCE's Board of Directors determines to do so.

        CCE will retain the Coca-Cola Enterprises Inc. corporate name and remain headquartered in Atlanta. CCE will continue to be traded on the NYSE under the CCE ticker. John Brock, Chairman and Chief Executive Officer, Bill Douglas, Chief Financial Officer, Hubert Patricot, President of the European Group, and other members of the CCE corporate management team will continue to lead the company. In addition, the current independent directors will continue to comprise the CCE Board.

CCE 2010 Outlook

        As a result of these agreements, CCE has not made any share repurchases during the current fiscal year, and it does not plan to do so before the transactions close. CCE intends to provide additional details on FY 2010 outlook during its upcoming first quarter call.

Additional Information

        CCE's independent Affiliated Transaction Committee recommended that CCE's Board approve the transactions. The Boards of Directors of both The Coca-Cola Company and CCE have approved the transactions, which are subject to approval by CCE's public shareowners and customary regulatory approvals.

        Allen & Company and Goldman Sachs & Co. acted as financial advisors to The Coca-Cola Company. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel. Cleary Gottlieb Steen & Hamilton LLP and Wilson Sonsini Goodrich & Rosati provided antitrust counsel.

        Credit Suisse and Lazard acted as financial advisors to CCE and Cahill Gordon & Reindel LLP acted as legal counsel. Greenhill & Co. acted as financial advisor to the Affiliated Transaction Committee and McKenna Long & Aldridge LLP provided legal counsel.

        For more information about the transactions, please access our transaction specific website at: www.KOsystemevolution.com.

Conference Call/Webcast

        The Coca-Cola Company and Coca-Cola Enterprises are hosting a joint conference call with investors and analysts to discuss our transactions today at 9:30 a.m. (EST). We invite investors to listen to the live audiocast of the conference call at either web site, www.thecoca-colacompany.com or at www.cokecce.com in the "Investors" section. Further, the "Investors" section of each website includes a reconciliation of non-GAAP financial measures that may be used periodically by management when discussing their financial results with investors and analysts to our results as reported under GAAP.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons. Management is providing pro forma financial information for the Company's North American business reflecting the acquisition of the North American business of Coca-Cola Enterprises (CCE), including CCE Corporate. See the table below for the pro forma financial information for the year ended December 31, 2009. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Operating Revenues and EBITDA
(UNAUDITED)
(In millions)

	Year Ended December 31, 2009
	North America Operating Segment As Reported (GAAP)	Items Impacting Comparability
							Pro Forma North American Business (Non-GAAP)
		North America Comparabilty Adjustments(1)	CCE North America As Reported(2)	Estimate of CCE Corporate(2)	CCE Comparability Adjustments(2),(3)	Eliminations
Net Operating Revenues	$8,271	$—	$15,128	$—	$—	$(4,243)	$19,156

Operating Income	$1,699	$51	$1,059	$(347)	$75	$—	$2,537
Depreciation and Amortization	365	—	711	46	(15)	—	1,107

EBITDA (Non-GAAP)	$2,064	$51	$1,770	$(301)	$60	$—	$3,644

(1)
Comparability adjustments include restructuring charges, productivity initiatives and compensation expense.

(2)
EBITDA for acquired CCE North American business (including CCE Corporate) as adjusted for comparability is $1,529.

(3)
Comparability adjustments include restructuring charges and compensation expense.

About The Coca-Cola Company

        The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Together with Coca-Cola, recognized as the world's most valuable brand, the Company's portfolio includes 14 billion dollar brands, including Diet

Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply and Georgia Coffee. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy the Company's beverages at a rate of 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate. For more information about our Company, please visit our web site at www.thecoca-colacompany.com.

The Coca-Cola Company Forward-Looking Statements

        This press release may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company's historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our liquidity and financial performance; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; and other risks discussed in our Company's filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions)

	Full Year 2009
		Items Impacting Comparability
	Europe Reported (GAAP)	Europe Restructuring Charges	Corporate(b)	Norway/ Sweden(c)	new CCE (non-GAAP)(a)
Net Operating Revenue	$6,517	$—	$—	$741	$7,258

Operating Income (EBIT)	$963	$7	$(185)	$62	$847
Depreciation & Amortization	270	—	25	37	332

EBITDA	$1,233	$7	$(160)	$99	$1,179

(a)
These non-GAAP measures are provided to allow invstors to more clearly evaluate the operating performance and business trends. for new CCE, which includes CCE's European operating segment, a preliminary estimate of new CCE Corporate costs and Nordic.

(b)
Corporate is a preliminary estimate of new CCE Corporate costs. CCE Corporate costs allocated to new CE in its Form S-4 may be materially different.

(c)
Represents the unaudited 2009 financial results of Norway and Sweden. Acquisition of Norway and Sweden bottlers subject to the signing of definitive agreements

About Coca-Cola Enterprises Inc.

        Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands. For more information about our Company, please visit our web site at www.cokecce.com.

Coca-Cola Enterprises Inc. Forward-Looking Statements

        Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent SEC filings.

Important Additional Information and Where to Find It

        This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction and required shareowner approval, Coca-Cola Enterprises Inc. ("Company") will file relevant materials with the Securities and Exchange Commission (the "SEC"), including a proxy statement/prospectus contained in a Form S-4 registration statement, which will be mailed to the shareowners of the Company.

        SHAREOWNERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS WHEN IT

BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

        Shareowners may obtain a free copy of the proxy statement/prospectus, when it becomes available, and other documents filed by the Company at the SEC's web site at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company's internet website at www.cokecce.com under the tab "Investor Relations" or by. contacting the Investor Relations Department of Coca-Cola Enterprises at 770-989-3246.

Participants in the Solicitation

        Coca-Cola Enterprises ("Company") and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareowners in connection with the proposed transaction. Information regarding the interests of such directors and executive officers was included in the Company's Proxy Statement for its 2009 Annual Meeting of Shareowners filed with the SEC March 3, 2009 and a Form 8-K filed on December 18, 2009 and information concerning the participants in the solicitation will be included in the proxy statement/prospectus relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC's website at www.sec.gov and from the Company on its website or by contacting the Shareowner Relations Department at the telephone number above.

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FOR MORE INFORMATION, PLEASE CONTACT:

The Coca-Cola Company:

Jackson Kelly, Investor Relations
    Tel: +1 (404) 676-7563

Dana Bolden, Media Relations
    Tel: +1 (404) 676-2683; Email: pressinquiries@na.ko.com

Coca-Cola Enterprises Inc.:

Thor Erickson, Investor Relations
    Tel: +1 (770) 989-3110

Laura Brightwell, Media Relations
    Tel: +1 (770) 989-3023

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  Exhibit 99.1